EXHIBIT 10.1
AMENDMENT
TO
ADVISORY CONSULTING AGREEMENT
     INTERNATIONAL CAPITAL ADVISORY INC. (“ICA”) and MINRAD INC. (“Minrad”) hereby enter into this Amendment to Advisory Consulting Agreement (the “Amendment”) and agree as follows:
     1. Reference is made to a certain Advisory Agreement, between ICA and Minrad dated on or about December 1, 2003, as subsequently amended (the “Advisory Agreement”). Any specially capitalized terms used in this agreement shall have the same defined meanings as provided for in the Advisory Agreement. For purposes hereof, the Amendment is effective as of the close of business on August 31, 2006 (the “Effective Time”),
     2. Minrad agrees to pay ICA, within three (3) business days after the execution and delivery of this Amendment, the following:
          $XXXXX, which the parties agree constitute all accrued but unpaid commission royalty payments under Section 3(c) of the Advisory Agreement through the Effective Time;
          $XXXXX, which constitutes the prepayment in full of the monthly retainer (previously amended to be $XXXXX per month) that is provided for in Section 3(a) of the Advisory Agreement for the remainder of the term; and
          $XXXXX, which constitutes the pre-payment to ICA in full of the royalties and other amounts payable under Section 3(c) of the Advisory Agreement in respect of the sale of Minrad product to RxElite pursuant to the distribution agreement between Minrad and RxElite as in effect at the Effective Time (the “Distribution Agreement”) or otherwise on account of RxElite as an ICA Prospect (except as provided for in Paragraph 3 and 4 hereof).
All amounts are in U.S. funds and shall be paid by wire transfer of immediately available funds to such bank account as ICA shall designate to Minrad’s Treasurer as soon as practicable.
     3. The Advisory Agreement is hereby amended as follows:
          In consideration of the payments provided for in Paragraph 2 of this Amendment, the parties confirm and ICA agrees that it shall continue to provide the services contemplated by Sections 1 and 2 of the Advisory Agreement for the remainder of the term thereof, which has been mutually agreed to extend to, and will terminate on, December 31, 2007.
          Minrad shall not owe or pay ICA any amount under Section 3(b) of the Advisory Agreement in respect of any equity investment by Minrad in XXXXX (provided, however, that, if Minrad were to acquire XXXXX, or XXXXX were to acquire Minrad, during the time period provided for in Paragraph 4 below, then Minrad would owe ICA a fee, determined in accordance with such Section 3(b)).
          Section 3(c) of the Advisory Agreement is clarified and amended to provide that, for any new products that Minrad either (A) agrees in writing prior to December 31, 2007 to sell to RxElite which are not currently covered by the Distribution Agreement between RxElite and Minrad or (B) agrees in writing prior to December 31, 2007 to sell any other ICA Prospect, Minrad would owe ICA the royalties contemplated by said Section 3(c). There shall, however, be no 12-month tail under Section 2(c) or Section 3(c) with respect to any product distribution, marketing, licensing or manufacturing arrangement.
          The parties desire to clarify and confirm that, notwithstanding the prepayments provided for in Paragraph 2 of this Amendment, Minrad will continue to pay ICA’s expenses through December 31, 2007 in accordance with, and subject to the conditions of, Section 3(d) of the Advisory Agreement.
     4. Reference is made to Sections 2(c), 3(b) and 4(b) of the Advisory Agreement. Minrad and ICA further desire to clarify and confirm that ICA will be entitled to a fee under said Section 3(b) with respect to any merger or acquisition involving Minrad (A) only if it is with an ICA Prospect identified and agreed to pursuant to Section 2(c) of the Advisory Agreement; (B) only if such transaction is completed prior to December 31, 2008; and (C) unless subsequently agreed to in writing by the parties hereto, only in the event that Minrad is the acquiring party in any acquisition and with respect to any merger or similar transaction, Minrad’s then existing shareholders continue to control 51% or more of the voting shares of the surviving entity immediately after the transaction.
     5. Sections 2(c) and 4(b) of the Advisory Agreement are hereby amended to be consistent in all respects with the amendments and clarifications provided for in this Amendment.
     6. Except as provided for in this Amendment, the Advisory Agreement shall remain in full force and effect.
     This Amendment has been executed below by the duly authorized representatives of ICA and Minrad.

INTERNATIONAL CAPITAL ADVISORY INC.		MINRAD INC.

By:	/s/ Tracey Tobin	By:	/s/ William H. Burns, Jr.

	Tracey Tobin, President		William H. Burns, Jr., CEO

Date:	October 26, 2006	Date:	October 26, 2006

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